UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.         )

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Universal Guardian Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 29, 2007

To Our Shareholders:

I am pleased to invite you to attend the 2007 Annual Meeting of Shareholders of Universal Guardian Holdings, Inc., (“Universal Holdings”) to be held on Friday, June 29, 2007, at 9:30 a.m., Pacific Coast Time, at the Radisson Hotel located at 4545 MacArthur Boulevard, Newport Beach, California, 92660 (the “Annual Meeting”).

In anticipation of the Annual Meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card.  We also enclose a copy of our Annual Report on Form 10-KSB for our 2006 fiscal year, which provides additional current information relating to Universal Holdings and our business.

If you hold shares of our common stock as of the close of business on May 14, 2007, you will be entitled to vote at the Annual Meeting.  The principal purpose of the Annual Meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement accompanying this letter, is to (1) elect our Class II and Class III directors to our board of directors, (2) amend our certificate of incorporation to increase our authorized number of common shares to 150,000,000, and (3) ratify the appointment of our independent auditors.  You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals.  Please note that we plan to conduct a short meeting to focus on these items, and related discussion.  After that, we will provide time for your questions and comments.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. For that reason we request that you submit your proxy as soon as possible by either mail, facsimile or internet for several reasons.  First, if you do not vote your shares, you will not have a say in the important issues to be voted on at the Annual Meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.  Additionally, in order to approve any matter, we will need a quorum of at least one-third of our common shares.  Banks and brokers holding shares in “street name” that have not received voting instructions from their clients often will not vote on “non-routine” proposals, such as approval of the amendments to our certificate of incorporation.  This effectively reduces the number of votes cast, thereby making your vote more important.  For these reasons we request that you submit your proxy as soon as possible.  If you decide to attend the Annual Meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Universal Holdings, and hope you can be with us at the Annual Meeting.

Sincerely

Michael J. Skellern Chief Executive Officer

UNIVERSAL GUARDIAN HOLDINGS, INC.

4695 MACARTHUR COURT, SUITE 300

NEWPORT BEACH, CALIFORNIA 92660

TELEPHONE: 949.861.8295 / FACSIMILE: 949.861.8694

2007 Annual Meeting Of Shareholders

Notice Of Annual Meeting And Proxy Statement

Date and Time	Friday, June 29, 2007, at 9:30 a.m., Pacific Coast Time.
Place	Radisson Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660
Items of Business

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To elect our Class II and Class III directors to serve until their successors have been elected and qualified.

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To amend our certificate of incorporation to increase the number of common shares we are authorized to issue from 100,000,000 shares to 150,000,000 shares.

•

To ratify the appointment of AJ. Robbins, PC., as our independent auditors for the fiscal year ended December 31, 2007.

•

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock as of the record date for the Annual Meeting.
Record Date	May 14, 2007
Annual Report	Our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006 is enclosed.
Voting By Proxy

Please submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  For specific instructions, please refer to the “Questions And Answers” section beginning on page 2 of this proxy statement and the instructions on the proxy card.

Mailing Date

This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006 are being distributed on or about May 29, 2007.

QUESTIONS AND ANSWERS

Q:

Why Am I Receiving These Materials?

A:

The board of directors of Universal Guardian Holdings, Inc., a Delaware corporation (sometimes referred to in these proxy materials as “we,” “our company” or “Universal Holdings”), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on Friday, June 29, 2007 (the “Annual Meeting”). As a holder of record or beneficial owner of our common stock (referred to in these proxy materials as our “common shares“), you are invited to attend the Annual Meeting and to vote on the proposals described in this proxy statement.

Q:

What Information Is Contained In These Materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting and the voting process, as well as additional information concerning Universal Holdings we are required to give you under the regulations of the United States Securities and Exchange Commission (the “SEC”).  We are also including with this proxy statement our annual report on form 10-KSB for our fiscal year ended December 31, 2006, which includes an updated description of our business and full consolidated audited financial statements for our most recent fiscal year ended December 31, 2006.

Q:

What Proposals Are Our Common Shareholders Entitled To Vote Upon At The Annual Meeting?

A:

There are three proposals scheduled to be voted on at the Annual Meeting by our common shareholders:

•

the election of our Class II and Class III directors,

•

the approval of an amendment to our certificate of incorporation which would increase the number of common shares we are authorized to issue from 100,000,000 shares to 150,000,000 shares;  and

•

the ratification of the appointment of AJ. Robbins, PC as our independent auditors for the fiscal year ended December 31, 2007.

Q:

What Is Universal Holdings’ Voting Recommendation To Our Common Shareholders?

A:

Our board of directors recommends that you vote your shares “FOR” each of the Class II and Class III director nominees to our board of directors, “FOR” the each of the amendment to our certificate of incorporation, and “FOR” the ratification of AJ. Robbins, PC as our independent auditors for fiscal 2007.

Q:

What Shares Can I Vote?

A:

You may vote any common shares which you own as of the close of business on May 14, 2007, the record date for the Annual Meeting (the “Record Date”).  These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:

Do I Need An Admission Ticket To Attend The Annual Meeting?

A:

All Universal Holdings shareholders are welcomed to attend the Annual Meeting.  You may, however, be required to provide proof of identification should you desire to attend and vote your shares at the Annual Meeting.

Q:

Can I Vote My Shares In Person At The Annual Meeting?

A:

Yes, you may vote your shares in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy card as described below so that your vote will be counted if you later decide not to attend.

Q:

How Can I Vote My Shares Without Attending The Annual Meeting?

A:

To vote your shares without attending the Annual Meeting, you should submit your proxy card directly to Universal Holdings’ stock transfer and registrar, Stalt, Inc., either by mail, facsimile or internet.  Please see the proxy card for faxing or internet voting instructions..  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign but do not provide instructions, your shares will be voted as described below in “Q: How Are Votes Counted?”.  For Stalt’s’ contact information see “Q: How Can I Get Further Information?” below.

Q:

Can I Change My Vote?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:

How Are Votes Counted?

A:

In the election of directors, you may vote “FOR” both of the Class II and Class III director nominees, or your vote may be “WITHHELD” with respect to one or more of those nominees.

With respect to the other proposals contained in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors.

Each of our director nominees has consented to his or her nomination for election.  Should any director nominee no longer remain a candidate at the time of the Annual Meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:

What Is The Voting Requirement To Approve Each Of The Proposals?

A:

In the case of the election of each of the Class II and Class III director positions, the person receiving the highest number of “FOR” votes of our common shares which vote will be elected to each such position.  All other proposals require the affirmative “FOR” vote of a majority of our common shares present and entitled to vote.

Q:

What Happens If Additional Proposals Are Presented At The Annual Meeting?

A:

Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders on the proxy card, namely, Messrs. Michael J. Skellern (our Chief Executive Officer and President) and Kevin F. Pickard (our Interim Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:

How Many Votes Do I Have?

A:

Each common share outstanding as of the Record Date is entitled to one vote for each of the three director positions, and one vote for each of the other proposals.  As of May 6, 2007, there were 52,675,634 common shares issued and outstanding.

Q:

Is Cumulative Voting Permitted For The Election Of Directors?

A:

Cumulative voting does not apply to any of the matters to be voted upon at the Annual Meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q:

What Is The Quorum Requirement For The Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is one-third of the shares entitled to vote.  In determining whether a quorum is present, all shares present in person or represented by proxy with respect to the matter to be voted upon are counted as present for the purpose of determining the presence of a quorum, including shares to which the holder abstains from voting on the matter.

Q:

Who Will Count The Votes?

A:

A representative of our company, or our legal counsel, will tabulate the votes and act as the inspector of election.

Q:

Where Can I Find The Voting Results Of The Annual Meeting?

A:

We will announce preliminary voting results at the meeting and publish final results either on our website, a form 8-K filed with the SEC, or in our quarterly report on form 10-QSB for the second quarter of fiscal 2007 which we expect to file with the SEC on or before August 15, 2007.

Q:

Who Will Bear The Cost Of Soliciting Votes For The Annual Meeting?

A:

Universal Holdings will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:

May I Nominate A Director For Election At The Annual Meeting?

A:

So long as you are a shareholder as of the Record Date, you may nominate a Class II or Class III director for election at the Annual Meeting provided that you provide Universal Holdings with adequate prior written notice of that nomination not more than 90 days and not fewer than 10 days in advance of the Annual Meeting (i.e., no later than June 19, 2007).  In addition, the notice must meet all other requirements contained in our bylaws or corporate governance charters and codes.

Any nomination for a director nominee must contain the following information:  (1) the nominee's name, age, business address and, if known, residence address; (2) the nominees's principal occupation or employment; and (3) the number of shares of each class of company stock which the nominee beneficially owns.

Any nomination for a director nominee must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations be submitted by certified mail-return receipt requested.  Universal Holdings reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

Q:

May I Propose Actions For Consideration At The Annual Meeting?

A:

It is too late to propose actions at this year’s Annual Meeting.  You may, however, make a proposal for next year’s annual meeting of shareholders.

If you intend to tender a shareowner proposal to be considered for inclusion in our proxy statement for next year’s annual meeting of shareholders, then you must, pursuant to SEC rules, deliver the written proposal to Universal Holdings by no later than 120 days in advance of the day specified as the mailing date of this proxy statement.  Thus, since May 29, 2007 is specified as the mailing date for this proxy statement, we must receive your written proposal by no later than January 29, 2008 (i.e., 120 days prior to the one year anniversary of the May 29, 2007 date) in order for the proposal to be deemed delivered in a timely manner.

In order for you to raise a shareowner proposal from the floor during next year’s annual meeting of shareholders, you must, pursuant to SEC rules, deliver the written proposal to us by no later than 45 days in advance of the day specified as the mailing date in our proxy statement for that annual meeting.  Thus, since May 29, 2007 is specified as the mailing date for this proxy statement, in order for you to make any such proposal from the floor, we must receive the written proposal by no later than

April 14, 2008 (i.e., 45 days prior to the one year anniversary of the May 29, 2007 date) in order for the proposal to be deemed delivered in a timely manner.  .

Any proposal you may make must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Universal Holdings reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Any proposal you may make must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.  We suggest that any nominations or proposals be submitted by certified mail-return receipt requested.  Universal Holdings reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Q:

How Can I Contact Universal Holdings’ Directors?

A:

If you would like to contact our board of directors or any of our directors, you may send a communication to the board or that director in care of Universal Holdings at the following company address, and we will forward that communication to the board or that director:

Universal Guardian Holdings, Inc.

4695 MacArthur Court, Suite 300

Newport Beach, California 92660

Tel:  (949) 861-8295

Fax:  (949) 861-8694

E-mail:  info@universalguardian.com

After reviewing shareholder messages, our board of directors or director will, at its or his or her discretion, determine whether any response is necessary.

Q:

How Can I Get Further Information?

A:

If you have questions or need more information about the Annual Meeting, you may contact Universal Holdings at any of the addresses previously described in “Q: How Can I Contact Universal Holdings’ Directors?”.

Any questions you may have relating to title to your securities or your address of record should be addressed to Universal Holdings’ stock transfer and registrar, Stalt, Inc., at the following addresses:

Stalt, Inc.

671 Oak Grove Avenue, Suite C

Menlo Park, CA 94025

Attn: Bill Senner

Tel:  (650) 321-7111

Fax:  (650) 321-7113

E-mail: info@stalt.com

Q:

What happens if several shareholders reside at the same address but we only receive one set of proxy materials?

A:

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request Universal Holdings at any of the addresses previously described in “Q: How Can I Contact Universal Holdings’ Directors?”. You may also contact the company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

PROPOSAL NOs. 1 and 2

—

ELECTION OF CLASS II AND CLASS III DIRECTORS

Pursuant to our certificate of incorporation, our board of directors is “classified”, meaning that our directors generally serve three-year terms on a “staggered” basis pursuant to which one-third of our directors are subject to election every year.  Specifically, our board of directors is divided into three classes, designated Class I, Class II and Class III, with Messrs. Michael D. Bozarth and Kenneth A. Merchant each currently serving as a Class I director, Mr. Mel R. Brashears currently serving as a Class II director, and Mr. Michael J. Skellern currently serving as a Class III director.

At the Annual Meeting, our voting shareholders will separately elect a director to fill each of the Class II director (“Proposal No. 1”) and Class III director (“Proposal No. 2”) positions going forward.  The Class II director so elected will serve in that position until his or her successor is duly elected and qualified our annual meeting of shareholders to be held in 2010, while the Class III director so elected will serve in that position until his or her successor is duly elected and qualified our annual meeting of shareholders to be held in 2009.  We are electing two classes at this meeting insofar as our last annual meeting, at which we adopted the classified board structure, was held near the end of 2005.

Our nominee for the Class II director position is Mr. Mel R. Brashears, who has held that position since 2005 and who has been a director of Universal Holdings since 2003.  Our nominee for the Class III director position is Mr. Michael J. Skellern, who has held that position since 2005 and who has been a director of Universal Holdings since 2003.  Information regarding the business experience of each of these nominees is provided below.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

The designated proxy holders will vote each proxy received by them from our voting shareholders as directed on their proxy cards or, if no direction is made, for the two nominees named above.  If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors.  We have no reason to believe that any substitute nominee will be required.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the two nominees named above, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

The nominee for each class of directors receiving the highest number of votes cast by our common shares will be elected to fill that position.  The proxies cannot be voted for more than one nominee per class of directors.

Our board of directors recommends that you vote “FOR” the election of Mr. Brashears as our Class II director and Mr. Skellern as our Class III director.  Proxies solicited by our board of directors will be so voted unless the shareholder tendering the proxy specifies otherwise.

Nomination And Communication Policies And Procedures

Our full board participates in the consideration of director nominees.  In nominating directors, our board considers a variety of factors, including whether an individual has experience as a senior executive at a publicly-traded corporation, experience in the management or leadership of a substantial private business enterprise, or such other professional experience as our board determines shall qualify an individual for board service.  Our board also strives to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise. In considering candidates, our board evaluates the entirety of each candidate’s credentials.   Our board also has the authority to hire and pay a fee to consultants, search firms and other finders to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used by the board to date in connection with this Annual Meeting and, accordingly, no fees have been paid to consultants or search firms.

Except as just discussed in this section, there are (1) no specific minimum qualifications that must be met by a board-recommended nominee, (2) no formal processes or policies used by the board in identifying, evaluating and recommending director nominees, and (3) no policies relating to the evaluation of directors nominated by shareholders for directors.  Shareholders may nevertheless recommend nominees for election or appointment pursuant to SEC guidelines in “Q: May I Propose Actions For Consideration At Next Year’s Annual Meeting Or Nominate Individuals To Serve As Directors?” in the “Questions And Answers” section of this proxy statement above, and our board in its discretion will determine whether or not to consider that candidate based upon such criteria as it deems relevant.

Background Of Director Nominees

Michael J. Skellern Class III Director Age 58 Director since December 2002

Mr. Skellern has served as Chief Executive Officer and a director of Universal Holdings since December 31, 2002, and as Chief Financial Officer of that corporation from August 31, 2003 to July 31, 2004.  Mr. Skellern also holds the following positions with our various subsidiaries:  (1) Chairman and Director of Secure Risks, Ltd. since July 1, 2004; (2) Director of Universal Guardian Services, Ltd. since July 1, 2004; (3) President, Chief Executive Officer, and a director of Shield Defense Corporation since January 28, 2004, and President since March 9, 2005; (4) Chairman and Director of UG Products since June 4, 2004; (5) Chairman and Director of Shield Defense Technologies since January 28, 2004; (6) Chief Executive Officer of ISR Systems Corporation from August 31, 2005 to October 7, 2005, and a director of that corporation from February 24, 2004, (7) director of Universal Guardian Corporation since March 19, 2001, President of that corporation since April 1, 2001, and Chief Executive Officer of that Corporation since April 1, 2002.

In addition to being employed by the Universal Holdings and its subsidiaries, Mr. Skellern has been President and CEO since 1977 of Pacific International, Inc., an international corporate development, marketing and management consulting company whose clients included American Standard, Borden, Bosch, General Electric, Ingersoll Rand and Siam Cement Group.  Mr. Skellern was also President of BigStore International, Inc., from October 1999 to July 2000, and its Interim Chief Executive Officer from July 2000 to December 2000.  Prior to that, Mr. Skellern was Chief Executive Officer of Sotheby’s Premier Canadian Properties, Ltd. from March 1998 through September 1999, and President and Chief Executive Officer of Pacific International Communications from 1992 to 1997.  Mr. Skellern has previously served on the board of directors for private and public companies.  He has served on the Board of Directors, of Quizam  Media Corporation (CDNX:QQ.V)since June 26, 2005.

Mel R. Brashears Class II Director Age 61 Director since July 2003

Mr. Brashears has served as an outside director of Universal Holdings since July 30, 2003.  Mr. Brashears has also been Chairman of the Board of Irvine Sensors Corporation (Nasdaq: IRSN) since March 2001, and a director of that corporation since December 2000, and has also been the Chairman and Chief Executive Officer of iNetWorks Corporation, a subsidiary of Irvine Sensors Corporation.  Previously, Mr. Brashears was Sector President and Chief Operating Officer at Lockheed Martin Corporation. He is a past Chairman, co-Chairman or director of several companies and corporations. Additionally, he served on the boards of the American Electronics Association, the California State University Foundation, and the University of Southern California’s Center for Telecommunications Management.  Mr. Brashears is an invited member of the Telecommunications Academy of Russia.  Mr. Brashears is a graduate of the University of Missouri, where he earned his bachelor’s, master’s and Ph.D. degrees in engineering, and where he also taught.  He has also attended several executive institutes including the Management Institute from Penn State University and the University of Michigan Executive Program.

Background Of Other Directors Not Subject To Re-Election At This Meeting

Michael D. Bozarth Class I Director Age 45 Director since September 2005

Mr. Bozarth has served as an outside director of Universal Holdings since September 1, 2005.  Mr. Bozarth is currently a Managing Director with Alumni Capital Network, a New York based private equity firm. Prior thereto, Mr. Bozarth served as a Managing Partner in the Financial Services Industry Practice at Accenture. Mr. Bozarth served at Accenture, a global management consulting, technology services and outsourcing company, from 1984 to 2005 in a number of consulting positions. Mr. Bozarth’s practice has focused, in part, on strategy, planning and the implementation of large scale technology infrastructure programs for some of the largest retail banks, lenders and credit card companies both domestically and internationally.

Kenneth A. Merchant Age 60 Director since June 2006

Mr. Merchant has served as an outside director of Universal Holdings since June 22, 2006.  Mr. Merchant holds the Deloitte & Touche LLP Chair of Accountancy at the University of Southern California and is currently teaching in USC's Executive MBA, MBA and undergraduate accounting programs. Previously Mr. Merchant served as Senior Associate Dean-Corporate Programs in USC’s Marshall School of Business (2003-04) and as Dean of USC’s Leventhal School of Accounting (1994-2001). Professor Merchant is also a research professor (part-time) at the University of Maastricht (the Netherlands). Before joining USC in 1990, Professor Merchant previously taught at Harvard University (1978-1990) and the University of California (Berkeley) (1976-77).  Earlier in his career, Professor Merchant was a department controller at Texas Instruments, Inc. and a senior consultant with Ernst & Ernst (now Ernst & Young). Professor Merchant has also worked as a freelance consultant/teacher for many organizations, including Amgen, Arco, AT&T, British Airways, Campbell Soup, Digital Equipment, IBM, McGraw-Hill, Novellus Systems, Philip Morris International, Tektronix, Toyota U.S.A., and World Bank.  Professor Merchant’s current research projects are focused on various issues related to the design and effects of performance measurement/evaluation/incentive systems and corporate governance systems.  Professor Merchant has published eight books, including Accounting: Text and Cases (2004), Management Control Systems: Performance Measurement, Evaluation and Incentives (2003), Rewarding Results: Motivating Profit Center Managers (1989), and Fraudulent and Questionable Financial Reporting: A Corporate Perspective (1987), as well as numerous journal articles and teaching cases. Professor Merchant won the American Accounting Association's (AAA’s) awards for Notable Contributions to both the Behavioral Accounting (2004) and Management Accounting Literatures (1991-92), the AAA Outstanding Service Award (2003), and the Institute of Management Accountants’ Lybrand Gold Medal Award (best paper of the year published in Management Accounting) (1989-90).  Professor Merchant is currently a member of the editorial boards of eight academic journals and has served as president of three AAA sections: Accounting Program Leadership Group; Management Accounting; and Accounting, Behavior and Organizations. He is a current member of two committees of the American Institute of Certified Public Accountants (AICPA): the Business and Industry Executive Committee and the Private Company Enhanced Business Reporting Task Force.  Professor Merchant is a graduate of Union College (BA), Columbia University (MBA), and the University of California, Berkeley (PhD) and is a Certified Public Accountant (Texas).

Board Committees

Our board of directors has three active committees, an Audit Committee, a Compensation Committee and a Corporate Governance Committee.  Mr. Merchant is Chairman of the Audit Committee, and Mr. Bozarth is a member.  Messrs. Brashears and Merchant serve on the Compensation and Messrs. Brashears and Bozarth on the Corporate Governance Committees.

Board Attendance

During fiscal 2006, our board of directors, Audit Committee, Compensation Committee and Corporate Governance Committee held six, two, seven and no meetings, respectively.  No director or committee member attended less than 75% of the total number of those meetings.

Universal Holdings does not have a formal policy requiring directors to attend the Annual Meeting.  Nevertheless, we encourage each director to, and anticipate that each director will, attend the Annual Meeting.  At our last annual meeting of shareholders, each of our directors as of that date attended.

Independence

Our board of directors has determined that Messrs. Brashears, Bozarth and Merchant are each “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 by the company during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organization’s consolidated gross revenues, in any of the most recent three fiscal years.

Audit Committee Financial Expert

Our board of directors has determined that Mr. Merchant is an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Audit Report

The following is a report from the audit committee of our board of directors concerning the audit of our financial statements and the appointment of our independent auditors:

The audit committee of Universal Holdings’ board of directors oversees the company’s financial reporting process on behalf of the full board of directors.  Management is responsible for Universal Holdings’ financial statements and the financial reporting process, including the system of internal controls.  Universal Holdings’ independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management and the company’s independent auditors the audited financial statements that have been included in Universal Holdings’ annual report on form 10-KSB for the year ended December 31, 2006.  The audit committee has also discussed with the company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the audit committee has discussed with the company’s independent auditors the auditors’ independence from the company and its management including the matters in the written disclosures provided to the audit committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The audit committee recommended to Universal Holdings’ board of directors, and the board approved, the inclusion of the audited financial statements in Universal Holdings’ annual report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.  The audit committee has also recommended the selection of the company’s independent auditors for the fiscal year ending December 31, 2007.

Audit Committee
Kenneth A. Merchant, Chair	Michael D. Bozarth

Director Compensation Policies

Our current compensation policy for our directors (other than directors also serving as executive officers) is to provide them with cash compensation for attending board meetings and, to compensate them through the grant of options to purchase common shares as consideration for their joining our board of directors and/or providing continued services as a director.  Our outside directors currently receive a quarterly cash retainer of $2,500; a payment of $1,500 for attendance at each meeting of the Board; a payment of $500 for each telephonic meeting where action is taken; and payment of $500 per committee meeting.  Our outside directors also currently receive an annual grant of options entitling them to purchase 300,000 common shares at current market prices for service on the board.  These options generally vest during the first year of the term of the option, and lapse in ten years to the extent not exercised, subject to standard acceleration and forfeiture provisions.  We have also granted to the chairman of our audit committee a fully-vested option entitling him to purchase 100,000 shares at current market prices.  These options generally lapse in ten years to the extent not exercised, subject to standard acceleration and forfeiture provisions.

Director Overall Compensation Table

The following table shows the overall compensation earned for the 2006 fiscal year with respect to each person who was a director as of December 31, 2006, with the exception of Mr. Skellern, who does not receive compensation for acting as a director.  For information relating to compensation earned by Mr. Skellern, see that section of this proxy statement captioned “Executive Officer Overall Compensation Table”.

Name	Fees Earned or Paid in Cash(1)	Stock Awards Vested During Year	Option Awards Vested During Year(2)	Non- Equity Incentive Plan Compen- sation(3)	Non- Qualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(4)	Total
Mel R. Brashears	$ 11,672	$ —	$ 236,642	$ —	$ —	$ —	$ 248,314
Michael D. Bozarth	$ 10,695	$ —	$ 236,642	$ —	$ —	$ —	$ 247,337
Kenneth A. Merchant	$ 6,510	$ —	$ 338,633	$ —	$ —	$ —	$ 345,143

(1) Board fees earned on an accrual basis during the fiscal year.

(2)

Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this proxy statement.

(3) Excludes awards or earnings reported in preceding columns.

(4)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

Director Outstanding Option Table

The following table provides certain information concerning common share purchase options held by each of our directors (other than Mr. Skellern) that were outstanding as of December 31, 2006.  For a description of options held by Mr. Skellern, see the table contained in that section of this proxy statement captioned “Executive Officer Outstanding Equity Awards Table”.

Named Executive Officer	Number of Common Shares Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable
Mel R. Brashears	300,000(1)	—	$ 0.19	7/30/08
	500,000(2)	—	$ 0.12	12/22/2008
	500,000(3)	—	$ 0.54	9/7/2009
	300,000(4)	—	$ 1.14	8/7/2015
	300,000(5)	—	$ 0.84	5/24/2016
Michael D. Bozarth	300,000(4)	—	$ 1.14	8/7/2015
	300,000(5)	—	$ 0.84	5/24/2016
Kenneth A. Merchant	300,000(6)	—	$ 0.84	6/22//2016
	100,000(7)	—	$ 0.90	6/22//2016

(1)

These common share purchase warrants were granted to Mr. Brashears for consulting services unrelated to the provision of services as a director.  See “Employment And Consulting Agreements With Executive Management”.  These warrants were granted on July 30, 2003, and were fully exercisable (vested) upon grant.

(2) These common share purchase options were granted on December 2, 2003, and were fully exercisable (vested) upon grant.

(3)

These common share purchase options were granted on September 8, 2004.  250,000 of these options were exercisable (vested) upon grant, while the remaining balance of 250,000 options became exercisable (vested) on January 1, 2005 based upon continued provision of services as a director.

(4) These common share purchase options were granted on August 8, 2005, and became exercisable (vested) on December 31, 2005 based upon continued provision of services as a director.
(5) These common share purchase options were granted on May 24, 2006, and became exercisable (vested) on December 31, 2006 based upon continued provision of services as a director.
(6) These common share purchase options were granted on June 9, 2006, and became exercisable (vested) on December 31, 2006 based upon continued provision of services as a director.
(7) These common share purchase options were granted on June 9, 2006, and were fully exercisable (vested) on grant.

Business Experience Of Executive Officers

Set forth below are Universal Holdings’ executive officers and a summary of their business experience:

Kevin A. Westcott Age 40 Chief Operating Officer

Mr. Westcott has provided his services as our Chief Operating Officer since April 18, 2007.  Prior to that, Mr. Westcott was employed by Accenture (NYSE:ACN), a global management consulting, technology services and outsourcing company, from 1988 until November 30, 2006.  While at Accenture, Mr. Westcott spent his career in developing strategy, implementing operational changes, and implementing large scale IT programs.  Mr. Westcott became a full equity Partner at Accenture in 2000.  From 1988 to 1993, Mr. Westcott worked in the Products Group within Accenture and designed and developed wholesale distribution networks and information systems for large automotive companies.  From 1993 to 1997, Mr. Westcott served as a Senior Manager in the Products industry group and was responsible for a number of early trials in interactive TV and Internet based advertising.  From 1997 to 2000, Mr. Westcott served as an Associate Partner within Accenture and was responsible for the launch and market penetration of the newly formed Media & Entertainment practice.  From 2000 to 2004, Mr. Westcott managed one of the largest media global conglomerates for Accenture.  From 2004 to 2005, Mr. Westcott was the Managing Partner of the Media & Entertainment Industry Practice (West).  From 2005 – 2006, Mr. Westcott took on additional responsibilities managing additional global media companies and providing Quality Review oversight to a national broadcasting company.  During his career at Accenture, Mr. Westcott launched a number of online retail channels for consumer products organizations and also led efforts with global wholesalers to comply with RFID mandates from retailers.  Mr. Westcott graduated from the University of California, Santa Cruz in 1987 with a Bachelor of Arts degree in Economics.

Kevin F. Pickard Age 44 Interim Chief Financial Officer

Mr. Pickard has provided his services as our interim Chief Financial Officer since December 27, 2006 on a contract basis.  Since 1988, Mr. Pickard has been a principal officer and owner of Pickard & Green CPAs (formerly Pickard & Company, CPA’s, P.C.), an accounting firm formed by Mr. Pickard that specializes in providing SEC accounting and other management consulting services for small to medium sized companies, including preparing required SEC filings for public companies, due diligence on potential acquisitions, preparing projections and business plans, assisting with restructuring of companies, and positioning companies for initial public offerings.  Mr. Pickard also acts as Interim Chief Financial Officer for Signalife, Inc., an AMEX listed company that manufactures heart monitors.  Mr. Pickard was a Partner with Singer Lewak Greenbaum & Goldstein, LLP, from 1996 to 1998, where is co-managed the firm’s securities practice group. Mr. Pickard also spent over nine years with Coopers & Lybrand, L.L.P. (currently PricewaterhouseCoopers, LLP), where he focused on the auditing companies in the insurance, high-tech and manufacturing industries.  Mr. Pickard holds a Bachelors of Science and Masters degrees in Accounting from Brigham Young University.

Bruce M. Braes Age 46 Managing Director Strategic Security Solutions

Mr. Braes has served as Managing Director, Strategic Security Solutions, of Secure Risks since July 2004, and Managing Director of SSSI since September 1998.  Prior positions include Intelligence Officer in Central Africa and South Africa for fifteen years with various governmental agencies.  Mr. Braes holds the ASIS International Certified Protection Professional Certification. He is a Member of the International Institute of Security as well as being a Fellow of the Security Institute.  He also possesses a Masters of Arts degree in Security Management from the University of Loughborough.

Kurt Schaerer Age 66 Managing Director Shield Defense International Ltd.

Mr. Schaerer has served as Managing Director of UG Products since May 2004.  Since 1991, Mr. Schaerer has been a consultant for international product development, contract manufacturing, sourcing and international operations, including for Cosa Libermann.  From 1991 through December 2003, Mr. Schaerer was Chief Executive Officer and a Director of EuroGroup, a purchasing agent for a consortium of European companies.  Prior to that, he worked for 35 years until 1991, when he retired, for Cosa Libermann, first as Assistant to its Managing Director, then as Director of its Consumer Goods Export Division, General Manager, and finally Director of Worldwide Corporate Development.  Mr. Schaerer also has also served on the board of a number of companies in Asia, such as Sodechanges, a subsidiary of Renault Finance, Cerberus Group Greater China, Euro China Group, and PAT, a subsidiary of the German manufacturer Rheinmetall Electronics Group and Chinese partners.

Herbert P. Goertz Age 55 President ISR Systems Corporation

Mr. Goertz has served as President of ISR Systems Corporation since October 7, 2005, and as Chief Executive Officer of Universal Guardian Systems, Ltd. since October 2001.  Prior to that, Mr. Goertz was Chief Executive Officer of Host Logic, an SAP managed application service provider, from January 1999 to September 2001; Executive Vice President from June 1997 to December 1998 of Florida Internet Corporation; President from January 1990 to May 1997 of SETAC, Inc.; Director from April 1987 to December 1989 of SAP International AG, and Director from January 1976 to March 1987 of Metro International AG.  Mr. Goertz holds a bachelors degree in business administration from the Graduate School of Business Administration (GSA), Zurich, Switzerland.

Employment And Consulting Agreements With Executive Management

Summarized below are executory employment or consulting agreements that we have entered into with our current executive management.

Michael J. Skellern

•

Mr. Skellern is currently employed as Chief Executive Officer of Universal Holdings pursuant to the terms of an executive employment agreement entered into effective September 8, 2004.  Mr. Skellern was also employed as President of Universal Holdings under that agreement until April 18, 2007, when the company engaged Mr. Westcott as President.  The essential terms of  Mr. Skellern’s employment agreement are as follows:

•

Mr. Skellern is employed under the agreement for an initial five-year initial term.  After the initial term, the agreement renews automatically for successive three-year terms, unless either Mr. Skellern or Universal Holdings provides at least one month notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Skellern’ compensation under the agreement consists of an initial base salary of $296,570 per year, subject to annual increases as determined by our board of directors, but at least 15% on each anniversary date.  Effective as of September 8, 2006, Mr. Skellern’s most recent anniversary date under his employment agreement, this amount was increased to $394,153.

•

Mr. Skellern is entitled to an automobile allowance of not less than $975 per month.

•

Universal Holdings is required to pay the insurance premium for a $1,000,000 life insurance policy on Mr. Skellern for the benefit of his family.  These premiums are currently $2,525 per month.

The employment agreement may be terminated by Universal Holdings for “cause” (as that term is defined in the agreement) or by Mr. Skellern without “good reason” or upon Mr. Skellern’s death or disability, in which event all payments under the agreement shall lapse upon termination.  In the event of termination of the agreement by (1) the company other than by reason death, disability or “cause”, or (2) by Mr. Skellern for “good reason”, then Mr. Skellern shall be entitled as severance pay to receive the payment of base compensation through September 8, 2009, and all unvested options shall fully vest.  In addition to a default by the company under the employment agreement, the term “good reason” is defined to include (1) any reduction in Mr. Skellern’s annual base compensation or bonus; (2) any material reduction in Mr. Skellern’s overall compensation opportunity; (3) any material reduction in Mr. Skellern’s primary duties and responsibilities from the level in effect as of the beginning of the term of the agreement; (4) any material reduction in the level of Mr. Skellern’s direct reporting relationship from the level in effect as of the beginning of the term of the Agreement; (5) the relocation of Mr. Skellern’s principal work location to a location that is greater than 75 miles from Newport Coast, California; and (6) a change in control of the company.  For purposes of the foregoing, a change of control shall occur in the event Mr. Skellern is no longer employed as either President or Chief Executive Officer of the company or in the event there is a change in the majority of the composition of the board of directors of the company as of the date of the agreement.

On December 22, 2003, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.12 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on the first anniversary date of grant.  These options lapse to the extent unexercised on December 22, 2008, subject to standard acceleration and forfeiture provisions.

On September 8, 2004, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.52 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009, subject to standard acceleration and forfeiture provisions.

On August 8, 2005, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015, subject to standard acceleration and forfeiture provisions.

On May 24, 2006, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 300,000 Universal Holding common shares at the price of $0.84 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2006, and lapse to the extent unexercised on May 24, 2016, subject to standard acceleration and forfeiture provisions.

On August 28, 2006, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 200,000 Universal Holding common shares at the price of $0.84 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2006, and lapse to the extent unexercised on August 28, 2016, subject to standard acceleration and forfeiture provisions.

The above compensation is received by Mr. Skellern in his capacity as an executive officer.  Mr. Skellern does not receive compensation as a director of Universal Holdings.

Kevin A. Westcott; President and Chief Operating Officer

Mr. Kevin A. Westcott is employed as our President and Chief Operating Officer pursuant to the terms of a four-year employment agreement with an effective date of April 18, 2007.  The essential terms of the employment agreement are as follows.

•

Mr. Westcott is currently entitled to annual compensation of $240,000.

•

Universal Holdings may in its discretion pay Mr. Westcott a bonus at the end of each year of employment.

•

As an inducement for Mr. Westcott’s employment, he was granted a common share purchase option entitling him to purchase over four years 500,000 Universal Holdings common shares at the price of $0.67 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest in equal installments on the first through fourth anniversary dates of employment, and lapse to the extent unexercised five years from the date of grant, subject to standard acceleration and forfeiture provisions.

In the event of the termination of the employment agreement due to Mr. Westcott’s death or disability, termination by the company without “cause” (as that term is defined in the agreement), or termination by Mr. Westcott for “good reason”, then Mr. Westcott shall be entitled to one month’s salary as severance pay.  In addition to a default by the company under the employment agreement, the term “good reason” is defined to include (1) a significant diminution in the nature or scope of Mr. Westcott’s authority, title, function duties or responsibilities from those set forth in the employment agreement, a reduction in Mr. Westcott’s annual base compensation by more than 10%; (3) the relocation of Mr. Westcott’s principal work location to a location that is greater than 75 miles from Newport Coast, California; and (4) a change in control of the company.  For purposes of the foregoing, a change of control shall occur in the event there is a change in the majority of the composition of the board of directors of the company as of the date of the agreement.

Kevin F. Pickard, Interim Chief Financial Officer

Mr. Pickard was retained on December 27, 2006, as our interim Chief Financial Officer of Universal Holdings.  Mr. Pickard, who has provided outside accounting and financial services to the company for the past four years, will be paid a $7,500 per monthly consulting fee for acting as interim Chief Financial Officer.  The arrangement may be terminated by either party at any time.  On January 5, 2007, as an inducement for acting as our interim Chief Financial Officer, we granted to Mr. Pickard a common share purchase option entitling him to purchase 100,000 Universal Holding common shares at the price of $0.79 per share, reflecting the fair market value of the shares as of the date of grant.  These options vest in two equal quarterly tranches commencing January 5, 2007, and lapse to the extent unexercised on January 5, 2012, subject to standard acceleration and forfeiture provisions.

Bruce M. Braes

Mr. Braes was employed as Managing Director of Secure Risks under a service agreement with that company dated June 17, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Braes is entitled to annual compensation of £100,000 per year.

•

Mr. Braes is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Currently, Mr. Braes participates with the other employees of Secure Risks in a bonus pool.

The service agreement provides for early termination in the case of Mr. Braes’ death or disability, Mr. Braes’ termination by Secure Risks for “cause” as that term is defined in the agreement; or Mr. Braes’ termination of employment for “good reason” as that term is defined in the agreement. In the event of Mr. Braes’ termination of employment without cause, or should Secure Risks change Mr. Braes’ duties as Managing Director or in the event of a change in control, then Secure Risks shall pay him the balance of amounts due under the contract, shall continue to provide any previously provided life insurance and health insurance coverage for an additional sixteen months, and shall also provide him with outplacement services.

As additional compensation for Mr. Braes’ employment, Secure Risks also granted him a common share purchase option entitling him to purchase 50,000 Universal Holding common shares at the price of $0.79 per share, reflecting the fair market value of the shares as of the date of grant, vesting over three years.

On August 8, 2005, Universal Holdings granted to Mr. Braes, as additional compensation for the provision of his services as Managing Director of Secure Risks, common share purchase option entitling him to purchase 100,000 Universal Holding common shares at the price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest in two equal tranches on December 16, 2005 and June 16, 2006, and lapse to the extent unexercised on August 7, 2015, subject to standard acceleration and forfeiture provisions.

Kurt Schaerer

Mr. Kurt Schaerer has been employed by Universal Guardian Products, Ltd. through Mr. Schaerer’s consulting company, Dipro Asia Pacific Ltd, on an “at will” basis since May 1, 2004.  As compensation for the provision of Mr. Schaerer’s services, we are currently compensating Mr. Schaerer at the rate of $144,000 per year.  We have also granted to Mr. Schaerer a common share purchase option entitling him to purchase over five years 150,000 Universal Holding common shares at the price of $1.04 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Schaerer’s employment, while the balance vest on the second anniversary.

Herbert P. Goertz

Mr. Goertz is employed as President of ISR System under an executive employment agreement with that company dated October 7, 2005.  The essential terms of the employment agreement are as follows:

•

Mr. Goertz is employed under the agreement for an initial 42 month initial term.  After the initial term, the agreement renews automatically for successive one-year terms, unless either Mr. Goertz or Universal Holdings provides at least one month notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Goertz’s compensation under the agreement consists of an initial base salary of $198,000 per year, subject to annual increases as determined by Universal Holdings.

•

Mr. Goertz is entitled to an automobile allowance of not less than $650 per month.

•

Mr. Goertz will also be entitled to share, with other employees of ISR Systems and its subsidiary, in a cash and option bonus plan to be established based upon gross margin and revenue targets.

The employment agreement may be terminated by Universal Holdings for “cause” (as that term is defined in the agreement) or by Mr. Goertz without “good reason” or upon Mr. Goertz’s death or disability, in which event all payments under the agreement shall lapse upon termination.  In the event of termination of the agreement by (1) the company other than by reason death, disability or “cause”, or (2) by Mr. Goertz for “good reason”, then Mr. Goertz shall be entitled as severance pay to receive the payment equal to 30% of base compensation that would remain payable from the termination date through the remaining term of the agreement. In addition to a default by the company under the employment agreement, the term “good reason” is defined to include (1) any reduction in Mr. Goertz’s annual base compensation or bonus; (2) any material reduction in Mr. Goertz’s primary duties and responsibilities from the level in effect as of the beginning of the term of the agreement; or (3) any material reduction in the level of Mr. Goertz’s direct reporting relationship from the level in effect as of the beginning of the term of the Agreement.

Executive Officer Overall Compensation Table

The following table shows the overall compensation earned over each of the past two fiscal years ending December 31, 2006 by (1) each person who served as the principal executive officer of Universal Holdings during fiscal 2006; (2) Universal Holdings two most highly compensated executive officers as of December 31, 2006 with total compensation during fiscal 2006 of $100,000 or more; and (3) up to two other persons, in any, who would have otherwise been included in clause (2) above but for the fact they were not serving as an executive officer of the company as of December 31, 2006:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards Vested During Year	Option Awards Vested During Year(3)	Non- Equity Incentive Plan Compen- sation(4)	Non- Qualified Deferred Compen- sation Earn-ings(4)	All Other Compen- sation(5)	Total
Michael J. Skellern President and Chief Executive Officer	2006 2005	$ 359,356 325,250	$ — —	$ — —	$ 392,463 570,000	$ — —	$ — —	$ 44,005(7) 42,005(8)	$ 795,824 937,255
Mark V. Asdourian General Counsel (10)	2006 2005	$ 258,000 210,000	$ — —	$ — —	$ 419,387 409,475	$ — —	$ — —	$ 2,000(9) —(11)	$ 679,387 619,475
Bruce M. Braes Managing Director of Secure Risks	2006 2005	$ 222,412 182,069	$ —(12) 10,000	$ — —	$ 178,219 64,462	$ — —	$ — —	$ —(11) —(11)	$ 400,631 256,531

(1)

Cash and non-cash salary earned on an accrual basis during applicable fiscal year.  Excludes non-discriminatory group life, health, hospitalization, or medical reimbursement plans available generally to all salaried employees.

(2) Cash and non-cash bonuses earned on an accrual basis during applicable fiscal year.

(3)

Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this proxy statement.

(4) Excludes awards or earnings reported in preceding columns.

(5)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(6) Mr. Skellern subsequently relinquished the position of President to Mr. Kevin A. Westcott on April 18, 2007.
(7) Includes $11,700, $2,000 and $30,305 in automobile allowances, incremental health insurance premiums, and life insurance premiums for the benefit of Mr. Skellern’s family, respectively.
(8) Includes $11,700 and $30,305 in automobile allowances and life insurance premiums for the benefit of Mr. Skellern’s family, respectively.
(9) Includes incremental health insurance premiums. Excludes aggregate perquisites and other personal benefits of less than $10,000.
(10) Mr. Asdourian served as our General Counsel from September 8, 2004 to March 5, 2007.
(11) Excludes aggregate perquisites and other personal benefits of less than $10,000.

(12)

The amount of the bonus for fiscal 2006 is not currently determinable, insofar as it will be based, in part, on earnings for all of fiscal 2006 which have not been determined by the company’s accountants to date.

For a description of the material terms of each named executive officers’ employment agreement or arrangement, including the terms of the terms of any common share purchase option grants, see that section of this proxy statement captioned “Employment And Consulting Agreements With Executive Management”.

On April 20, 2006, in lieu of a cash bonus as provided for in his employment agreement, Universal Holdings accelerated to April 20, 2006 the vesting date for 375,000 unvested common share purchase options granted to Mr. Mark V. Asdourian on September 8, 2004.

With the exception of the preceding sentence, during fiscal 2006, no outstanding common share purchase option or other equity-based award granted to or held by any named executive officer were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

For a description of the material terms of any contract, agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see that section of this proxy statement captioned “Employment And Consulting Agreements With Executive Management”.

None of our named executive officers is currently participating in any qualified or unqualified plan or other arrangement providing for the payment of retirement benefits or other benefits that will be paid primarily after retirement.

Executive Officer Outstanding Equity Awards Table

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2006.

	Option Awards					Stock Awards
Named Executive Officer	Number of Common Shares Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Common Shares Underlying Unexer- cised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexer- cisable
Michael J. Skellern	150,000(1)	—		$ 0.01	7/1/07	—	—	—	—
	500,000(2)	—		0.54	9/7/09	—	—	—	—
	500,000(3)	—		1.14	8/7/15	—	—	—	—
	300,000(4)	—		0.84	5/24/16	—	—	—	—
	200,000(5)	—		0.84	5/24/16	—	—	—	—
Mark V. Asdourian	500,000(7)	—		$ 0.54	9/30/09	—	—	—	—
	300,000(3)	—		1.14	8/7/15	—	—	—	—
	300,000(4)	—		0.84	5/24/16	—	—	—	—
Bruce Braes	33,333(8)	16,667(9)		$ 0.79	7/1/09	—	—	—	—
	100,000(10)	—		1.14	8/7/15	—	—	—	—
	100,000(11)	—		1.09	4/20/11	—	—	—	—

(1) These common share purchase options were granted on July 1, 2002 in connection with Mr. Skellern’s status as a director of Guardian Corporation, and were fully exercisable (vested) upon grant.

(2)

These common share purchase options were granted on September 8, 2004.  250,000 of these options were exercisable (vested) upon grant, while the remaining balance of 250,000 options became exercisable (vested) on January 1, 2005 based upon continued provision of services as an officer.

(3) These common share purchase options were granted on August 8, 2005, and became exercisable (vested) on December 31, 2005 based upon continued provision of services as an officer.
(4) These common share purchase options were granted on May 24, 2006, and became exercisable (vested) on December 31, 2006 based upon continued provision of services as an officer.
(5) These common share purchase options were granted on August 28, 2006, and became exercisable (vested) on December 31, 2006 based upon continued provision of services as an officer.
(6) These common share purchase options were granted on August 28, 2006, and became exercisable (vested) on December 31, 2006 based upon continued provision of services as an officer.

(7)

These common share purchase options were granted on September 8, 2004.  125,000 of these options became exercisable (vested) on October 1, 2005, while the 400,000 balance of these options vested on April 20, 2006, based upon continued provision of services as an officer.

(8)

These common share purchase options were granted on July 2, 2004.  16,667 and 16,666 of these options became exercisable (vested) on July 2, 2005 and July 2, 2006, respectively, based upon continued provision of services as an officer.

(9) These common share purchase options were granted on July 2, 2004, and will become exercisable (vested) on July 2, 2007 assuming continued provision of services as an officer.

(10)

These common share purchase options were granted on August 8, 2005.  50,000 of these options were exercisable (vested) upon grant, while the 50,000 balance of these options will become exercisable (vested) on June 16, 2006, based upon continued provision of services as an officer.

(11) These common share purchase options were granted on April 20, 2006, and became exercisable (vested) on December 31, 2006 based upon continued provision of services as an officer.

Transactions And Business Relationships With Management And Principal Shareholders

Summarized below are certain transactions with Universal Holdings (exclusive of compensatory transactions or arrangements with executive officers or directors previously discussed in this proxy statement) which were entered into on or after January 1, 2005, or which are presently proposed, in which any person who is currently an executive officer, director, director nominee, or holder of more than five percent of any class of our securities, or any of their immediate family members, had or will have a direct or indirect interest:

•

On October 6, 2005, we sold 100,000 unregistered common shares to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000, representing a 10% discount to market.

•

Mr. Kevin F. Pickard, our Interim Chief Financial Officer, has provided outside accounting and financial services to the company through his accounting firm, Pickard & Green CPAs (formerly Pickard & Company, CPA’s, P.C.), from December 2002 until his appointment as interim Chief Financial Officer on December 27, 2006.  During fiscal 2006 and 2005, Mr. Pickard’s firm earned the sum of $35,258 and $47,964, respectively, for the provision of those services.  As additional compensation for those services, we also granted to Mr. Pickard on April 28, 2005, a fully vested option entitling him to purchase 100,000 restricted common shares at the exercise price of $1.40 per share.  These options vest in equal amounts at the end of the first through eighth quarter of the provision of services by Mr. Pickard, and expire on April 28, 2010 to the extent not previously exercised or forfeited.

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth selected information, computed as of May 6, 2007, about the amount of shares with voting rights beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company, or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our voting securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4695 MacArthur Court, Suite 300, Newport Beach, California 92660.

	Common Stock(1)
Name	Amount	%
Michael J. Skellern (2)(3)(4)	9,735,667(9)	17.9%
Kevin A. Westcott (2)	—°°°°°	—
Kevin F. Pickard (2)	140,000(10)	0.3%
Bruce M. Braes (2)(5)	1,217,281(11)	2.3%
Kurt Schaerer (2)(6)	300,000(12)	0.6%
Herbert P. Goertz (2)	—(13)	—

Mel R. Brashears (3)	1,900,000(14)	3.5%
Michael D. Bozarth (3)	700,000(15)	1.3%
Kenneth A. Merchant (3)	400,000(16)	0.8%
BridgePointe Master Fund Ltd. (4)(7)	2,884,615(17)	5.2%
Directors and executive officers, as a group	14,474,615(18)	25.0%

* Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or convertible preferred shares. The number of common shares outstanding as of May 6, 2007 is 52,675,634 shares.

(2) Executive officer.
(3) Director.
(4) 5% shareholder.
(5) The address for Mr. Braes is c/o Secure Risks Ltd., 36 Alie Street, London E1 8DA, United Kingdom.
(6) The address for Mr. Schaerer is Royal Pacific Towers, 33 Canton Road, Tsimshatsui, Hong Kong, SAR, China.
(7) The address of BridgePointe Master Fund Ltd. is 1125 Santuary Parkway, Suite 275, Alpharetta, Georgia 30004.
(8) The address of Paulson Investment Company is 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 92704.

(9)

Includes 1,054,167 common shares held by Pacific International, Inc., a corporation owned and controlled by Mr. Skellern; and 1,650,000 common shares issuable upon the exercise of fully vested common share purchase options.

(10) Includes 65,000 common shares issuable to Mr. Pickard upon the exercise of fully vested common share purchase options and warrants.
(11) Includes 233,333 common shares issuable to Mr. Braes upon the exercise of fully vested common share purchase options.
(12) Includes 250,000 common shares issuable to Mr. Schaerer upon the exercise of fully vested common share purchase options.

(13)

Excludes 505,051 common shares held by Linkena Anstalt, an irrevocable family trust established by another member of the Goertz family.  Although Mr. Goertz is a beneficiary of the trust, any distributions he may receive will be made at the sole discretion of the trustee without any power of Mr. Goertz to direct such distributions to himself or to any other person.  Further, Mr. Goertz has no investment control over the assets of the trust.  Mr. Goertz therefore disclaims any beneficial ownership over the common shares held by the trust.

(14) Includes 1,600,000 common shares issuable to Mr. Brashears upon the exercise of fully vested common share purchase options and warrants.
(15) Includes 600,000 common shares issuable to Mr. Bozarth upon the exercise of fully vested common share purchase options.
(16) Includes 400,000 common shares issuable to Mr. Merchant upon the exercise of fully vested common share purchase options.

(17)

Includes 1,923,077 and 961,538 common shares issuable upon conversion of convertible debentures and exercise of stock purchase warrants sold or issued to BridgePoint Master Fund Ltd.  The convertible debenture contains a provision prohibiting any conversion of the debenture that would result in the holder or its affiliates beneficially owning more than 9.99% of our outstanding common shares as determined under Section 13(d) of the Exchange Act.  As a result of these provisions, BridgePoint Master Fund Ltd. disclaims beneficial ownership in excess of 9.99% of our outstanding common shares.

(18) Includes 5,225,000 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

Code Of Ethics

Our board of directors has adopted a code of ethics, which applies to all of our officers, directors and employees. You may request a copy of the code of ethics without charge by contacting the company.

Compliance With Section 16

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Universal Holdings, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC.  These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, the following directors and executive officers were late or deficient with respect to the following filings under Section 16(a) during fiscal 2006:  (1) Mr. Skellern was late in filing a form 4 reflecting sales on three separate dates; Mr. Braes was late in filing a form 4 reflecting sales on two separate dates; and Mr. Winsell was late in filing a form 4 reflecting a purchase on one separate date; and (2) each of Messrs. Skellern, Brashears, Bozarth, Stannard, Asdourian and Braes were late or deficient in filing a form 5 reporting the grant of exempt director or executive officer options to them during 2005.

PROPOSAL NO. 3

—

INCREASE IN AUTHORIZED COMMON SHARES

General

On May 7, 2007, our board of directors approved an amendment to our certificate of incorporation to increase the number of common shares we are authorized to issue from 100,000,000 shares to 150,000,000 shares (the “Common Share Increase”), subject to shareholder approval.  In the event we receive shareholder approval for this action, the Common Share Increase will be implemented through, and become effective upon, the filing with the Delaware Secretary of State of a certificate of amendment to our certificate of incorporation.

Our board of directors recommends that you vote "FOR" the Common Share Increase.  Proxies solicited by our board of directors will be so voted unless your proxy specifies otherwise.

Reason For Common Share Increase

The purpose of the Common Share Increase is to increase the number of common shares available for issuance to ensure that sufficient shares remain available for issuance by the company for future corporate needs.  Our board of directors would be able to issue these additional common shares in its discretion from time to time, subject to any rules or listing requirements of any securities exchange or market on which our common shares are listed or trade, and subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require our shareholders to approve such transaction.  The newly authorized common shares could be could be sold or issued in public or private sales, including the sale or issuance of debt or other equity securities convertible into common shares, to raise working capital, to satisfy indebtedness, to provide compensation including under current or future equity compensation plan, to make additional acquisitions or enter into business combinations, or to facilitate stock splits or stock dividends.  Our board of directors believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining shareholder approval for any particular issuance.  There are currently no plans, arrangements, commitments or understandings with respect to the issuance of any of the additional common shares that would be authorized by the proposed amendment.

Rights of Additional Authorized Shares

Any additional common shares authorized as a result of the Common Share Increase would, if and when issued, be part of our existing class of common shares and would have the same rights and privileges as common shares currently outstanding.  Our shareholders do not have pre-emptive rights with respect to the common shares.  Accordingly, should our board of directors issue additional common shares authorized as a result of the Common Share Increase, existing shareholders would not have any preferential rights to purchase any of such shares.

Effect Of Approval Of Common Share Increase

The issuance of additional common shares, including those issued as the result of the Common Share Increase, would have a dilutive effect on the voting power and interest of current shareholders, and could have a dilutive effect on our earnings per share and book value per share.  In addition, the issuance of additional common shares, including those issued as the result of the Common Share Increase, could also have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.  Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of the company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt.  However, nothing would prevent our board of directors from taking any such actions that it deems to be consistent with its fiduciary duties.

Rejection Of Proposed Amendment Common Share Increase

In the event that our shareholders reject the proposed amendment, we might not be able to make acquisitions, raise additional working capital or enter into business combinations, or engage qualified officers, employees, directors or consultants, which may not be in the best interests of the company or its shareholders.

PROPOSAL NO. 4

—

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment Of Independent Auditors

The audit committee of our board of directors has recommended, and our board has approved, the appointment of AJ. Robbins, PC as our independent auditors for our 2007 fiscal year.  AJ. Robbins, PC also served as our independent auditors for our 2006 fiscal year.  Since we believe it is important for Universal Holdings to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification.  We have afforded AJ. Robbins, PC with the opportunity for a representative to attend the Annual Meeting and to make a statement should he or she desire to do so.  This representative will also be available to answer any questions you may have.

You should note that your ratification of our selection of AJ. Robbins, PC as our independent auditors for our 2007 fiscal year is advisory only and not binding upon Universal Holdings, although our board of directors will seriously consider your objections in not ratifying the appointment.  Even if our board of directors were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors, that the appointment of AJ. Robbins, PC would stand unless the board was to find other good reason to make a change.  Our board of directors also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of AJ. Robbins, PC as our independent auditors for fiscal 2007, should it deem it to be in the best interests of Universal Holdings and its shareholders.

Our board of directors recommends that you vote “FOR” the ratification of the appointment of AJ. Robbins, PC as our independent auditors for our 2007 fiscal year.  Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

Audit And Accounting Fee

Summarized below is the aggregate amount of various professional fees billed by our principal accountants with respect to our last two fiscal years:

	2006	2005
Audit fees	$ 419,943	$ 208,163
Audit-related fees	$ —	$ —
Tax fees	$ 35,493	$ 35,493
All other fees	$ —	$ —
All other fees, including tax consultation and preparation	$ —	$ —

All audit fees are approved in advance by our audit committee and board of directors.  AJ. Robbins, PC does not provide any non-audit services to Universal Holdings.

Our audit committee approves the engagement of our auditors, the scope of their work, and monitors their performance.  In performing its duties, our audit committee has determined our auditors to be independent as that term is defined under the federal securities laws.

Replacement Of Prior Independent Auditors

On March 8, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent auditors.  The decision to dismiss Stonefield Josephson was approved by our board of directors, which handles all audit committee functions.

Stonefield Josephson audited our financial statements for our two fiscal years ended December 31, 2003.  Stonefield Josephson’s reports on these financial statements were qualified as to uncertainty that the company would continue as a going concern.  Other than the foregoing, Stonefield Josephson’s reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  During those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Universal Holdings and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Universal Holdings that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

On March 3, 2005, we formally appointed AJ. Robbins, P.C. (“A.J. Robbins”) as our new independent auditors.  The decision to engage AJ. Robbins was approved by our board of directors.  Prior to engaging AJ. Robbins, we did not consult with AJ. Robbins regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding our financial statements, nor did we consult AJ. Robbins with respect to any accounting disagreement or any reportable event at any time prior to the appointment of that firm.

PROPOSAL NO. 5

—

OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the voting shareholder tendering the proxy in accordance with the proxy holder’s best judgment with respect to all additional matters which might come before the Annual Meeting.  In addition to the scheduled items of business, the Annual Meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC’s proxy rules and matters related to the conduct of the Annual Meeting.  At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the Annual Meeting.

Proxy For Holders Of Common Stock

UNIVERSAL GUARDIAN HOLDINGS, INC.

Annual Meeting of Shareholders — June 29, 2007

The undersigned hereby appoints MICHAEL J. SKELLERN and KEVIN F. PICKARD and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.001 (the “common shares”) of UNIVERSAL GUARDIAN HOLDINGS, INC., a Delaware corporation (“Universal Holdings”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Universal Holdings (the “Annual Meeting”) to be held at the Radisson Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660, on Friday, June 29, 2007, at the hour of 9:30 a.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Universal Holdings’ Notice of Annual Meeting of Shareholders And Proxy Statement dated May 29, 2007 (the “Proxy Statement”).

1.

PROPOSAL NO. 1:  ELECTION OF CLASS II DIRECTOR

The election of the following nominee identified in the Proxy Statement to serve as a Class II director on Universal Holdings’ board of directors until his or her successor has been elected and qualified:

MEL R. BRASHEARS

FOR   ☐                        WITHHOLD   ☐

You may withhold authority to vote for the election of the aforesaid director nominee by lining through his name above.

Universal Holdings’ board of directors recommends that you vote “FOR” the election of MR. Brashears to serve as a class II director on Universal Holdings’  board of directors.  Unless specific direction is given to withhold authority for the election of MR. Brashears, the common shares represented by this proxy shall be voted “FOR” the election of MR. Brashears (including where this proxy has been duly signed but no specific voting instructions have been given).

2.

PROPOSAL NO. 2:  ELECTION OF CLASS III DIRECTOR

The election of the following nominee identified in the Proxy Statement to serve as a Class II director on Universal Holdings’ board of directors until his or her successor has been elected and qualified:

MICHAEL J. SKELLERN

FOR   ☐                        WITHHOLD   ☐

You may withhold authority to vote for the election of the aforesaid director nominee by lining through his name above.

Universal Holdings’ board of directors recommends that you vote “FOR” the election of MR. Skellern to serve as a class III director on Universal Holdings’  board of directors.  Unless specific direction is given to withhold authority for the election of MR. Skellern, the common shares represented by this proxy shall be voted “FOR” the election of MR. Skellern (including where this proxy has been duly signed but no specific voting instructions have been given).

3.

PROPOSAL NO. 3:  AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

Amendment of Universal Holdings’ Certificate of Incorporation to increase the number of common shares the company may issue from 100,000,000 shares to 150,000,000 shares.

FOR   ☐                     AGAINST   ☐                     ABSTAIN   ☐

Universal Holdings’ board of directors recommends that you vote “FOR” the amendment of the certificate of incorporation.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

4.

PROPOSAL NO. 4:  RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of AJ Robbins, PC as Universal Holdings’ independent auditors for the fiscal year ended December 31, 2007.

FOR   ☐                     AGAINST   ☐                     ABSTAIN   ☐

Universal Holdings’ board of directors recommends that you vote “FOR” the ratification of AJ Robbins, PC as Universal Holdings’ independent auditors for the fiscal year ended December 31, 2007.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

5.

PROPOSAL NO. 5:  OTHER MATTERS

All other matters that may properly be brought before the Annual Meeting for vote by the holders of the common shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

FOR   ☐                        WITHHOLD   ☐

Universal Holdings’ board of directors recommends that you vote “FOR” the proposal.  Unless specific direction is given to withhold authority for the aforesaid proposal, the common shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common shares which the undersigned would be entitled to vote if personally present at the Annual Meeting or any postponement or adjournment thereof are hereby expressly revoked.  This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the Proxy Statement dated May 29, 2007 relating to the Annual Meeting.

NOTE:  Please date this proxy and sign it exactly as your name or names appear on your shares.  If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such.  If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

(Date)

(Signature)

(Signature)